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                                               Edison International
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[The following letter was sent by Edison International to certain institutional holders of its common stock and delivered on April 16, 2007.]

                                       [Edison International Letterhead]

                                                April 16, 2007

Dear Shareholder:

I am writing to explain why Edison International ("Edison") disagrees with the recent voting recommendation made by Institutional Shareholder Services ("ISS") with respect to the shareholder proposal from Mr. John
Chevedden to be voted on at Edison's Annual Meeting of Shareholders on April 26, 2007.  The proposal would require that at least 75% of equity compensation granted to Edison's senior executives be limited to certain types of "performance-based" awards.

In our view, all of our senior officers' equity compensation is already performance-based.  As in recent years, in 2006, 25% of the value was in performance shares, which vest based on total shareholder return, and
75% was in stock options.

ISS has recommended a vote for the shareholder proposal because ISS does not consider stock options to be
"performance-based" compensation.  However, stock options provide a strong alignment between return to shareholders and the compensation of executives.  Recent history underscores this.  During the California energy crisis, stock options held by Edison executives were under water.  As Edison's total shareholder value increased after the crisis, the stock options provided compensation to Edison executives commensurate with high shareholder returns in the period.

Furthermore, none of the circumstances that might logically justify such a proposal exist at Edison:

o   Edison's shareholder returns have been strong.  The increase in Edison's cumulative total shareholder return over the last five years has exceeded the increase in the Dow Jones US Electricity Index by 160%
    and the S & P 500 Index by 195%.

o   Edison has not paid excessive executive compensation.  The target value of the senior officers'
    compensation package is the median for our peer group companies.

o   The strong correlation between executive compensation and shareholder value is illustrated by the results of an annual compensation study published in The New York Times, most recently on April 8, 2007.
    The study for 2005 pay showed that the correlation between the rise in Edison's total shareholder return and the rise in Edison CEO John Bryson's pay ranked among the best of the companies in the study.  The study for 2006 showed that shareholder gains were more modest and Mr. Bryson's compensation decreased.
    The 2005 study can be found at www.nytimes.com/imagepages/2006/04/09/business/09value.graphic.html and the 2006 study can be found at
    www.nytimes.com/2007/04/06/business/businessspecial/20070408_EXECPAY_GRAPHIC.html

o   When combined with the annual bonus, which is based on Edison meeting a number of pre-determined goals, a total of 80% of Mr. Bryson's salary is at-risk.

We appreciate your time and attention to this matter.  If you would like to discuss the proposal, or any other issue regarding our Proxy Statement, please call me at (626) 302-1130.

                                            Sincerely,

                                            /s/ Barbara E. Mathews
                                            Barbara E. Mathews